Exhibit 99.1

Press Relations:

Emma Rosen +1 415.385.2843 emma@activapr.com

Software Industry Veteran Bill Russell Joins Saba Board of Directors

Redwood Shores, Calif. — January 7, 2010 — Saba® (NASDAQ: SABA), the premier people management software and services provider, today announced that Bill Russell has been appointed to Saba’s Board of Directors.

Bill brings more than 30 years in enterprise technology experience and expertise to the Saba Board. He has held several prestigious board positions at both public and private companies over the last nine years including Cognos, webMethods, and other Global 2000 organizations. He has also served in a number of executive management roles in a 23-year career at Hewlett-Packard, including the leadership of HP’s multi-billion dollar Enterprise Systems Group, its Software Solutions Group, and its Global Alliances Organization.

“Bill has an enormous depth of experience and talent in helping build companies of global stature known for innovation and growth,” said Bobby Yazdani, chairman and CEO at Saba. “We’re excited to be moving forward with another strong addition to the Saba Board, as we continue to lead the market in innovative people management and collaboration solutions.”

“Saba has enormous potential with its blue chip global enterprise customer base, its expanding people management and collaboration solutions portfolio, and its consistent focus on profitable growth,” said Russell. “I’m very excited to participate in the next chapter of the company’s growth.”

About Saba

Saba (NASDAQ: SABA) is the premier provider of people management software and services that enables the people-driven enterprise. Saba’s solutions help global enterprises and public sector organizations to quickly respond and adapt to today’s complex and rapidly changing environments.

Saba’s people platform aligns and harnesses the expertise, skills, and ideas of an increasingly distributed and mobile work force. Working with Saba, organizations are able to align, engage, develop, mobilize, and foster collaboration across employees, customers, and partners in support of increased adaptability, rapid innovation, enhanced productivity, and speed to market.

Saba | 2400 Bridge Parkway | Redwood Shores | CA | 94065 | www.saba.com

Saba’s solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Our solutions are available both on-premise and OnDemand, and are underpinned by global services capabilities and partnerships that provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

As the acknowledged standard in people management, Saba’s premier customer base includes the major global industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, packaged goods, and public sector organizations. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

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SABA, the Saba logo, Saba Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s ability to continue to develop and deliver new capabilities that can accelerate high-quality knowledge exchange and information flow to advance learning, drive innovation and improve business performance. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Saba | 2400 Bridge Parkway | Redwood Shores | CA | 94065 | www.saba.com